AMENDMENT NO. 21 to the VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT Effective January 1, 2003 Between JACKSON NATIONAL LIFE INSURANCE COMPANY of NEW YORK ("CEDING COMPANY") Purchase, New York CAICA- b and ,AberTEMPEST LIFE REINSURANCE LTD. ("REINSURER") Effective April 25, 2016, this Amendment is hereby attached to and becomes a part of the above- described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to add new funds and to record fund name changes and fund mergers that were effective September 28, 2015, and April 25, 2016. To effect these changes, the following provision of this Agreement is hereby amended: • Schedule B-2, Subaccounts Subject to the Reinsurance Agreement, Amendment #20, is hereby replaced by the attached Schedule B-2. Jackson National Life Insurance Company ACE Tempest Life Reinsurance Ltd. of New York By Name c).gf Title Acer- VI ore-- (1,ft...Q 1 /404.10k Date 2) /tS LI c, Title r Date 6 N

SCHEDULE B-2

Subaccounts Subject to this Reinsurance Agreement

Fund Name	Comment	Product Availability
JNL Alt 65	• New 4/6/2009 • Name changed from JNL Institutional Alt 65 Fund effective 4/27/2015	All
JNL/American Funds Balanced Allocation Fund	New 4/30/2012	All
JNL/American Funds Global Small Capitalization Fund	New 5/3/2010	All
JNL/American Funds Growth Allocation Fund	New 4/30/2012	All
JNL/American Funds New World Fund	New 5/3/2010	All
JNL/American Funds International Fund	New 5/3/2010	All
JNL/American Funds Growth-Income Fund	New 5/3/2010	All
JNL/American Funds Blue Chip Income and Growth Fund	New 5/3/2010	All
JNL/American Funds Global Bond Fund	New 5/3/2010	All
JNL/AQR Managed Futures Strategy Fund	• New 4/27/2015 • Effective 4/27/2015, JNL/Mellon Capital Global Alpha Fund merged into this fund	All
JNL/Blackrock Commodity Securities Strategy Fund	• New 1/16/2007 – Name changed from JNL/Credit Suisse Global Natural Resources effective 9/28/2009. • Effective 10/11/2010, name changed from JNL/Credit Suisse Commodity Securities Fund. • Effective 4/29/2013 name changed from JNL/BlackRock Commodity Securities Fund.	All
JNL/BlackRock Global Allocation Fund	New 10/11/2010	All
JNL/Brookfield Global Infrastructure and MLP Fund	• New 12/12/2011 • Effective 4/28/2014, name changed from JNL/Brookfield Global Infrastructure Fund.	All
JNL/Capital Guardian Global Balanced Fund	• Subadvisor changed from Janus on 2/18/04. • Name changed from JNL/FMR Balanced Fund effective 4/30/2007 and from JNL/FI Balanced Fund effective 12/3/2007.	All

Fund Name Comment Product Availability All JNL/Causeway International Value Select Fund Name changed from JNL/JP Morgan International Value Fund effective 9/28/2015 JNL/Crescent High Income Fund New 4/25/2016 All MIL/DFA US Core Equity Fund Name changed from JNL/Eagle Core Equity Fund effective 4/30/2012 All JNL/DoubleLine Total Return Fund New 9/28/2015 All JNL/Franklin Templeton Founding Strategy New 1/16/2007 All JNL/Franklin Templeton Global Growth • New 1/16/2007 • Effective 9/16/2013, JNIIM&G Global Leaders Fund merged into this fund. All JNL/Franklin Templeton Global Multi-sector Bond Fund New 12/12/2011 All JNL/Franklin Templeton Income Fund New 5/1/2006 All JNL/Franklin Templeton International Small Cap Growth Fund • New 12/3/2007 • Name changed from JNL/Capital Guardian International Small Cap Fund effective 5/3/2010 All JNL/Franklin Templeton Mutual Shares New 1/16/2007 All JNL/FPA + DoubleLine Flexible Allocation Fund • New 9/28/2009 • Name changed from JNL/Ivy Asset Strategy Fund effective 4/25/2016 All but Fifth Third JNL/ Goldman Sachs Core Plus Bond Fund * Formerly JNL/Salomon Brothers Global Bond Fund. • Name changed from JNL/Salomon Brothers Strategic Bond Fund effective 5/1/2006, from JNL/Western Strategic Bond Fund effective 1/16/2007 and from JNL/Western Asset Strategic Bond Fund effective 4/30/2007. All JNL/Goldman Sachs Emerging Markets Debt Fund New 10/6/2008 All JNL/Goldman Sachs Mid Cap Value Fund New 5/2/05 All JNL/Goldman Sachs U.S. Equity Flex • New 1/16/2007.. • Effective 10/11/2010, name changed from JNL/Credit Suisse Long/Short. All JNL Institutional Alt 20 Fund New 4/6/2009 All JNL Institutional Alt 35 Fund New 4/6/2009 All JNL Institutional Alt 50 Fund New 4/6/2009 All

Fund Name	Comment	Product Availability
JNL/Invesco China-India Fund	• New 3/31/2008 • Name changed from JNL/PAM China-India Fund effective 4/30/2012 • Name changed from JNL/Eastspring Investments China-India Fund effective 4/25/2016 • Effective 4/25/2016, JNL/Eastspring Investments Asia ex-Japan Fund merged into this fund	All
JNL/Invesco International Growth Fund	• Named changed from JNL/Putnam International Equity Fund effective 5/2/05 and from JNL/JPM International Equity Fund effective 12/3/2007. • Effective 10/11/2010, name changed from JNL/AIM International Growth Fund.	All
JNL/Invesco Global Real Estate Fund	• New 5/2/05 • Name changed from JNL/AIM Real Estate Fund effective 10/6/2008. • Effective 10/11/2010, name changed from JNL/AIM Global Real Estate Fund .	All
JNL/Invesco Small Cap Growth Fund	Name changed from JNL/AIM Small Cap Growth Fund effective 10/11/2010.	All
JNL/JPMorgan Mid Cap Growth Fund	• Subadvisor changed from Janus on 2/18/04. • Name changed from JNL/FMR Capital Growth Fund effective 5/1/2006,from JNL/FMR Mid-Cap Equity Fund effective 4/30/2007 and from JNL/FI Mid-Cap Equity Fund effective 12/3/2007. • Also, the JNL/Putnam Midcap Growth Fund merged with this fund effective 12/3/2007.	All
JNL/ JPMorgan U.S. Government & Quality Bond Fund	Name changed from JNL/Salomon Brothers U.S. Govt. & Quality Bond Fund effective 5/1/2006, from JNL/Western U.S. Govt. & Quality Bond Fund effective 1/16/2007, and from JNL/Western Asset U.S. Govt. & Quality Bond Fund effective 4/30/2007.	All
JNL/Lazard Emerging Markets Fund	New 5/1/2006	All

Fund Name	Comment	Product Availability
JNL/Invesco Mid Cap Value Fund	• Name changed from JNL/Lazard Mid Cap Value Fund effective 3/31/2008 • Effective 9/16/2013, name changed from JNL/Lazard Mid Cap Equity Fund.	All
JNL/ Mellon Capital 10 x 10 Fund	New 4/30/2007	All
JNL/Mellon Capital Bond Index Fund		All
JNL/ Mellon Capital Communications Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/ Mellon Capital Consumer Brands Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital Emerging Markets Index Fund	New 12/12/2011	All
JNL/ Mellon Capital Oil & Gas Sector Fund	• Subadvisor changed from Curian effective 2/18/04. • Name changed from JNL/Mellon Capital Management Energy Sector Fund on 5/2/05	All
JNL/Mellon Capital European 30 Fund	New 10/6/2008	All
JNL/ Mellon Capital Financial Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital International Index Fund	Effective 9/15/2014, JNL/ Mellon Capital NYSE® International 25 Fund merged into this fund	All
JNL/Mellon Capital Index 5 Fund	New 4/30/2007	All
JNL/ Mellon Capital JNL 5 Fund	• Effective 10/4/04 • On 4/30/2007 the JNL/ Mellon Capital Management Dow℠ 10 Fund, the JNL/ Mellon Capital Management S&P® 10 Fund, and the JNL/ Mellon Capital Management Global 15 Fund were merged with this fund. • Effective 4/27/2015, JNL/Mellon Capital JNL Optimized 5 Fund merged into this Fund	All
JNL/ Mellon Capital Healthcare Sector Fund	• Subadvisor changed from Curian effective 2/18/04. • Name changed from JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund on 5/2/05	All
JNL/Mellon Capital Pacific Rim 30 Fund	New 10/6/2008	All
JNL/Mellon Capital S&P ® SMid 60 Fund	New 4/30/2007.	All

Fund Name Comment Product Availability All JNL/Mellon Capital S&P °24 Fund • New 5/1/2006 • Effective 9/16/2013, JNL/ Mellon Capital S&P® 10 Fund merged into this fund. • Effective 4/27/2015, JNL/Mellon Capital Value Line® 30 Fund merged into this fund. JNL/Mellon Capital S&P 400 Mid Cap Index Fund • Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03 • Effective 9/28/2015, JNL/ Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund merged into this fund All JNL/Mellon Capital S&P 500 Index Fund • Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03; • Effective 4/6/2009, the JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund was merged into this fund; • Effective 9/28/2009, the JNL/PPM America Core Equity Fund was merged into this fund. • Effective 9/16/2013, JNL/ Mellon Capital VIP Fund merged into this fund All JNL/Mellon Capital Small Cap Index Fund • Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03; • Effective 4/6/2009, the JNL/Lazard Small Cap Equity Fund was merged into this fund. * Effective 9/16/2013, JNL/ Mellon Capital Select Small-Cap Fund merged into this fund. All JNL/ Mellon Capital Technology Sector Fund Subadvisor changed from Curian effective 2/18/04 All JNL/Mellon Capital Nasdaq® 100 Fund * Effective 10/4/2004. • Name changed from JNL/Mellon Capital Management Nasdaq® 15 Fund effective 12/3/2007 • Name changed from JNL/Mellon Capital Nasdaq® 25 Fund effective 4/25/2016 All JNL/Mellon Capital Global 30 Fund Name changed from JNL/Mellon Capital Global 15 Effective 9/28/2015 All JNL/Morgan Stanley Mid Cap Growth Fund New 4/30/2012 All

Fund Name Comment Product Availability All JNL/Multi-Manager Small Cap Growth Fund Name changed from JNL/Eagle Small Cap Equity effective 9/28/2015 JNL/Multi-Manager Small Cap Value Fund • New 5/2/2005 • Name changed from JNL/Franklin Templeton Small Cap Value Fund Effective 9/28/2015 All JNL/Neuberger Berman Strategic Income Fund New 4/30/2012 All JNL/Oppenheimer Global Growth Fund • Effective 4/28/2014, JNL/M&G Global Basics Fund merged into this fund • Effective 4/25/2016, JNL/Capital Guardian Global Diversified Research Fund merged into this fund All JNL/PEVICO Credit Income Fund New 9/28/2015 All JNL/P1MCO Real Return New 1/16/2007 All JNL/PIMCO Total Return Bond Fund All JNL/PPM America Floating Rate Income Fund New 5/2/2011 All JNL/ PPM America High Yield Bond Fund • Effective 10/4/04. • JNL/PPM America High Yield Bond Fund was merged into this on 10/4/04. • Name changed from JNL/Salomon Brothers High Yield Bond Fund effective 5/1/2006, from JNL/Western High Yield Bond Fund effective 1/16/2007, and from JNL/Westem Asset High Yield Bond Fund effective 4/30/2007. All JNL/PPM America Mid-Cap Value Fund New 3/31/2008 All JNL/PPM America Small Cap Value Fund New 3/31/2008 All JNL/PPM American Total Return Fund New 4/27/2015 All JNL/PPM America Value Equity Name changed from JNL/Putnam Value Equity Fund effective 1/16/2007 All JNL/Red Rocks Listed Private Equity Fund New 10/6/2008 All JNL/S&P 4 Fund • New 12/3/2007 • Effective 9/28/2015, JNL/Mellon Capital 25 Fund merged into this fund All JNL/S&P Competitive Advantage Fund New 12/3/2007 All

Fund Name Comment Product Availability All JNL Disciplined Growth • New 1/16/2007 • Name changed from JNL/S&P Disciplined Growth effective 8/29/2011 JNL Disciplined Moderate • New 1/16/2007 • Name changed from JNL/S&P Disciplined Moderate effective 8/29/2011 All JNL Disciplined Moderate Growth • New 1/16/2007 • Name changed from JNL/S&P Disciplined Moderate Growth effective 8/29/2011 All JNL/S&P Dividend Income & Growth Fund • New 12/3/2007 • Effective 9/16/2013, JNL/ Mellon Capital Dow sm Dividend Fund merged into this fund. All JNL/S&P Intrinsic Value Fund New 12/3/2007 All JNL/S&P Managed Aggressive Growth Fund • Prior to 10/4/04 named JNL/S&P Aggressive Growth Fund L • On 10/4/04 merged with JNL/S&P Equity Growth Fund I, JNL/S&P Equity Aggressive Growth Fund I, JNL/S&P Very Aggressive Growth Fund I, JNL/S&P Core Index 50 Fund, and JNL/S&P Core Index 75 Fund All JNL/S&P Managed Conservative Fund New 10/4/04 All JNL/S&P Managed Growth Fund • Prior to 10/4/04 named JNL/S&P Moderate Growth Fund I. • On 10/4/04 merged with JNL/S&P Core Index 100 Fund. • Effective 9/28/2009, the JNL/S&P Retirement 2020 Fund and the JNL/S&P Retirement 2025 Fund was merged into this fund. All JNL/S&P Managed Moderate Fund • New 10/4/04 * Effective 9/28/2009, the JNL/S&P Retirement Income Fund was merged into this fund. All JNL/S&P Managed Moderate Growth Fund • Prior to 10/4/04 named JNL/S&P Conservative Growth Fund I • Effective 9/28/2009, the JNL/S&P Retirement 2015 Fund was merged into this fund. All

Fund Name Comment Product Availability All JNL/S&P Mid 3 New 4/28/2014 JNL/S&P Total Yield Fund New 12/3/2007 All JNL/T. Rowe Price Established Growth Fund * JNL/Alliance Capital Growth Fund was merged with this fund 5/2/05. • JNL/Alger Growth Fund and JNL/Oppenheimer Growth Fund were merged with this fund on 4/30/2007. All JNL/T. Rowe Price Mid-Cap Growth Fund All JNL/T. Rowe Price Short Term Bond Fund • New 5/1/2006 • Name changed from JNL/Goldman Sachs Duration Bond Fund effective 9/28/2009 All JNL/T. Rowe Price Value Fund All JNL/BlackRock Large Cap Select Growth Fund • Formerly JNL/Janus Aggressive Growth Fund, • Name changed from JNL/Select Large Cap Growth Fund effective 12/3/2007. • Name changed from JNL/Capital Guardian U.S. Growth Equity Fund effective 4/30/2012 • Effective 9/16/2013, named changed from JNL/UBS Large Cap Select Growth Fund. • Effective 4/25/2016, JNL/Invesco Large Cap Growth Fund merged into this fund. All JNL/WMC Balanced Name changed from JNL/Select Balanced effective 5/2/2011 All JNL/WMC Money Market Name changed from JNL/Select Money Market effective 5/2/2011 All JNL/WMC Value Name changed from JNL/Select Value effective 5/2/2011 All JNL General Account Guaranteed Five Year Fixed All but Focus Guaranteed One Year Fixed All Guaranteed Seven Year Fixed All but Focus Guaranteed Three Year Fixed All but Focus S&P 500 Composite Stock Price Index —9 Year Period Only available prior to 10/4/04 Perspective II

Note: Effective April 29, 2013, JNL/Mellon Capital Management and JNL/Mellon Capital Mgmt funds changed to JNL/Mellon Capital funds. JNL Ni Ace 2003 Treaty Schedule B-2 Amendment #21